Exhibit 4.1

EXECUTION VERSION

SALIX PHARMACEUTICALS, LTD.

6.00% SENIOR NOTES DUE 2021

INDENTURE

DATED AS OF DECEMBER 27, 2013

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	Section 7.10
(a)(2)	Section 7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	Section 7.10
(b)	Section 7.10
(c)	N/A
311(a)	Section 7.11
(b)	Section 7.11
(c)	N/A
312(a)	Section 2.5
(b)	Section 11.3
(c)	Section 11.3
313(a)	Section 7.6
(b)(1)	N/A
(b)(2)	Section 7.6; Section 7.7
(c)	Section 7.6; Section 11.2
(d)	Section 7.6
314(a)	Section 4.3; Section 11.2; Section 11.4
(b)	N/A
(c)(1)	Section 11.4
(c)(2)	Section 11.4
(c)(3)	N/A
(d)	N/A
(e)	Section 11.4
(f)	N/A
315(a)	Section 7.1
(b)	Section 7.5; Section 11.2
(c)	Section 7.1
(d)	Section 7.1
(e)	Section 6.11
316(a) (last sentence)	Section 2.9
(a)(1)(A)	Section 6.5
(a)(1)(B)	Section 6.4
(a)(2)	N/A
(b)	Section 6.7
(c)	N/A
317(a)(1)	Section 6.8
(a)(2)	Section 6.9
(b)	Section 2.4
318(a)	Section 11.1
(b)	N/A
(c)	Section 11.1

N/A means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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-ii-

EXHIBITS

EXHIBIT A	-	FORM OF NOTE
EXHIBIT B	-	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	-	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	-	FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT E	-	FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTOR

-iii-

INDENTURE, dated as of December 27, 2013, among Salix Pharmaceuticals, Ltd., a corporation duly organized under the laws of the State of Delaware (the “Company”), the Guarantors (as defined herein) from time to time party hereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.00% Senior Notes due 2021 (the “Notes”).

ARTICLE 1

DEFINITIONS, INCORPORATION BY REFERENCE AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, who is not also a QIB.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means any additional Notes that the Company may issue from time to time under this Indenture in accordance with Section 2.1 of this Indenture as part of the same series of Notes issued on the date hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“AI Global Note” means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 501 promulgated under the Securities Act.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at January 15, 2017 (such redemption price being set forth in the table set forth in Section 3.7(b) hereof) plus (ii) all required interest payments due on the Note through January 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial ownership interests in any Global Notes, the rules and procedures of the Depositary, Euroclear and Clearstream to the extent applicable to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.1 hereof and not by the provisions of Section 4.14 hereof; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or lease of products, services, accounts receivable, notes receivable or other assets in the ordinary course of business, any sale or other disposition of damaged, worn-out or obsolete assets and any conversion of accounts receivable to notes receivable;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.9 hereof or a Permitted Investment;

(7) the licensing or sub-licensing of intellectual property or other general intangibles in a manner consistent with customary practice for a pharmaceuticals company;

(8) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(9) foreclosures, condemnation, expropriation or any similar action on assets of the Company or any of its Restricted Subsidiaries;

(10) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(11) the unwinding of any Hedging Obligations or the settlement or early termination of any Permitted Bond Hedge Transaction;

(12) the abandonment of any intellectual property rights of the Company or any of its Restricted Subsidiaries, which in the reasonable good faith determination of the Company are not material to the conduct of business of the Company and its Restricted Subsidiaries taken as a whole;

(13) a disposition in connection with a co-development agreement in a manner consistent with customary practice for a pharmaceuticals company; and

(14) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to the Permitted Lien).

“Bankruptcy Law” means any of Title 11 of the United States Code and any other applicable insolvency, corporate arrangement or restructuring or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday or other day on which state or federally chartered banking institutions in New York City are authorized by law to close, or are in fact closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP as in effect on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) in the case of any Foreign Subsidiary only, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.

“Certificated Notes” means definitive Notes in certificated registered form, issued in accordance with Section 2.6 hereof, that are in substantially the form attached hereto as Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchange of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

(1) the adoption of a plan relating to the liquidation or dissolution of the Company;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the Company consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person and the holders of Voting Stock of the Company immediately prior to the transaction Beneficially Own a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A., Luxembourg.

“Company” has the meaning specified in the preamble to this Indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):

(1) plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(2) plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(3) plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash charges recorded in respect of purchase accounting and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization, non-cash charges and other non-cash expenses were deducted in computing such Consolidated Net Income;

(4) plus any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees), to the extent that such charges or expenses were deducted in computing such Consolidated Net Income;

(5) plus any charges incurred in connection with the retirement or redemption of the Convertible Senior Notes to the extent that such charges were deducted in computing such Consolidated Net Income;

(6) plus any charges incurred in connection with any Permitted Bond Hedge Transaction to the extent that such charges were deducted in computing such Consolidated Net Income;

(7) plus to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Investment to the extent that such expenses were deducted in computing such Consolidated Net Income;

(8) plus to the extent covered by insurance under which the applicable insurer has been properly notified and has not denied or contested coverage, expenses with respect to casualty or business interruption events to the extent that such expenses were deducted in computing such Consolidated Net Income;

(9) plus non-cash losses from joint ventures and non-cash minority interest reductions to the extent that such losses were deducted in computing such Consolidated Net Income;

(10) plus “milestone” or similar payments made in connection with a Permitted Investment, whether made before or after the Issue Date, to the extent that such payments were deducted in computing such Consolidated Net Income;

(11) minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company (other than any Guarantor) will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the Net Income of any Unrestricted Subsidiary will be excluded, except to the extent paid in cash to the Company or a Restricted Subsidiary in respect of such period (subject, in the case of a Restricted Subsidiary that is not a Guarantor, to the limitations set forth in clause (2) above);

(5) any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, will be excluded;

(6) write-offs, write-downs or impairment of goodwill or other intangible assets will be excluded;

(7) any reasonable expenses or charges incurred in connection with the issuance and sale of any Equity Interests of the Company, Permitted Investments, acquisitions, recapitalizations, the incurrence of Indebtedness permitted to be incurred under the terms of this Indenture (in each case whether or not consummated) or the Merger will be excluded; and

(8) the effects resulting from the application of (i) Accounting Standards Codification Nos. 805 or 820, as each may be amended or superseded from time to time, attributable to any mark-to-market valuation of contingent consideration payable in connection with the acquisition of products or businesses in each case used or useable in a Permitted Business or (ii) Accounting Standards Codification No. 815, as amended or superseded from time to time, in each case will be excluded.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and its Restricted Subsidiaries is internally available (determined after giving effect to any acquisitions or dispositions of assets since the date of such fiscal quarter end and on or prior to such date of determination), calculated on a consolidated basis in accordance with GAAP.

“Convertible Senior Notes” means the Company’s (1) 2.75% Convertible Senior Notes due May 15, 2015 and (2) 1.50% Convertible Senior Notes due March 15, 2019.

“Convertible Senior Notes Indentures” means, collectively, (1) the Indenture, dated June 3, 2010, between the Company and U.S. Bank National Association, governing the Company’s 2.75% Convertible Senior Notes due May 15, 2015 and (2) the Indenture, dated March 16, 2012, between the Company and U.S. Bank National Association, governing the Company’s 1.50% Convertible Senior Notes due March 15, 2019, in each case as in effect on the Issue Date.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 1100 Wall Street, Suite 1600, New York, New York 10005, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Credit Agreement” means the Credit Agreement, dated on or about the date of the consummation of the Merger, among the Company, the guarantors party thereto, Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto, including any related notes, Guarantees, collateral documents, instruments and other agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder, and whether by the same or any other agent, lender, investor or group of lenders or investors).

“Credit Facilities” means one or more debt facilities, credit agreements (including, without limitation, the Credit Agreement), commercial paper facilities, indentures or other agreements entered into after the Issue Date, in each case with banks, lenders, purchasers, investors, trustees or agents providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other extensions of credit or other Indebtedness, in each case including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, lender, purchaser, investor, trustee or agent or group thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, receiver-manager, custodian, administrative receiver, administrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, which sets forth the basis of such valuation, executed by the principal financial officer of the Company.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.9 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement, dated as of the Issue Date, among the Company, the Trustee and the Escrow Agent.

“Escrow Contribution” has the meaning set forth in the Escrow Agreement.

“Escrow Termination Date” has the meaning set forth in the Escrow Agreement.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.6(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, including the Convertible Senior Notes, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Final Maturity Date” means January 15, 2021.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and will be calculated to give effect to any Pro Forma Cost Savings;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated gross cash interest expense of such Person and its Restricted Subsidiaries for such period;

(2) plus the cash interest component of all payments associated with Capital Lease Obligations;

(3) plus any cash interest paid on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4) plus the product of (a) all cash dividends on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

(5) minus interest income actually received in cash for such period;

provided, however, that (i) fees and expenses associated with the issuance of the Notes on the Issue Date, the Merger and borrowings under the Credit Agreement, (ii) agency and commitment fees paid in respect of any credit facility, (iii) costs associated with obtaining Hedging Obligations and (iv) fees and expenses associated with any Permitted Investment or issuance of equity or Indebtedness (whether or not consummated) shall in each case not be deemed to constitute consolidated interest expense.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not formed under the laws of the United States of America or any State of the United States of America or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Notes” means the AI Global Notes, the Rule 144A Global Notes, the Regulation S Global Notes and the Unrestricted Global Notes.

“Government Securities” means direct non-callable obligations of, or guaranteed by, the United States of America for the timely payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership agreements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of the Company’s Subsidiaries that executes a supplemental indenture substantially in the form of Exhibit D hereto, pursuant to which such Subsidiary guarantees the Notes in accordance with Section 4.16 hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with Section 10.5 hereof.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to manage interest rates or interest rate risk; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency values or exchange rates or commodity prices;

provided, that for the avoidance of doubt, no Permitted Bond Hedge Transaction will constitute a Hedging Obligation.

“Holder” means the person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P and an equivalent rating by a Substitute Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.9(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.9(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means December 27, 2013, the date of the initial issuance of the Notes under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Merger” means the merger of Willow Acquisition Sub Corporation with and into Santarus, Inc. in accordance with the Merger Agreement, with Santarus, Inc., as the surviving corporation of such merger, becoming an indirect Subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 7, 2013 (together with the annexes, schedules, exhibits and attachments thereto), among the Company, Salix Pharmaceuticals, Inc., Willow Acquisition Sub Corporation and Santarus, Inc.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary, unusual or nonrecurring gain, loss, expense or charge (including, without limitation, severance, relocation, transition, integration and other restructuring costs and litigation settlements or losses), together with any related provision for taxes on such extraordinary gain, loss, expense or charge.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any portion of the purchase price placed in escrow; provided that upon termination of any such escrow, the Net Proceeds will be increased by any portion of funds in escrow that are released to the Company or any of its Restricted Subsidiaries.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture.

“Notes” has the meaning specified in the preamble to this Indenture. For all purposes of this Indenture, the term “Notes” shall include any Exchange Notes and Private Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and related Exchange Notes shall vote together as one series of Notes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Final Offering Memorandum, dated December 12, 2013, related to the issuance and sale of the Notes on the Issue Date.

“Officer” means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, Treasurer, the Secretary or any Assistant Controller, Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two officers; provided, however, that for purposes of Section 4.4 hereof, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to Company. Each such Opinion of Counsel shall include the statements provided in TIA Section 314(e).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Bond Hedge Transactions” means any call option or capped call option (or substantially equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with (1) the issuance of the Convertible Senior Notes and any call option or capped call option (or substantially equivalent derivative transaction) replacing or refinancing the foregoing and (2) any convertible or exchangeable debt securities of the Company issued after the Issue Date; provided that, in each case, such option or other derivative is entered into to hedge the Company’s exposure with respect to the Convertible Senior Notes or such other debt securities and not for speculative purposes.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably similar, ancillary or related to, or that are a reasonable extension, development or expansion of, any such businesses.

“Permitted Investments” means:

(1) any Investment in the Company or a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations and Permitted Bond Hedge Transactions;

(8) loans or advances, and guarantees of such loans and advances, to directors, officers and employees of the Company and its Restricted Subsidiaries (a) for bona fide business purposes and (b) to purchase Equity Interests of the Company not in excess of $10.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) (a) Investments consisting of the purchase price paid for and reasonable transaction costs related to acquisitions by the Company or any Restricted Subsidiary of all or substantially all of the assets or Capital Stock of a Person engaged in a Permitted Business; (b) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or consolidates or merges with the Company or any of its Restricted Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger and (c) Investments consisting of any acquisition of, or licenses for, products or assets used or useful in a Permitted Business;

(11) Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons, in each case in a manner consistent with customary practice for a pharmaceuticals company;

(12) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in a manner consistent with customary practice for a pharmaceuticals company;

(13) any customary upfront, milestone, marketing or other funding payment in a manner consistent with customary practice for a pharmaceuticals company to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(14) Investments resulting from pledges or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(15) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on such date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment in existence on such date or (b) as otherwise permitted under this Indenture;

(16) Investments in the ordinary course of business consisting of prepaid expenses, negotiable instruments held for collection and lease, utility worker’s compensation and performance and other similar deposits provided to third parties;

(17) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(18) Investments in Permitted Joint Ventures; provided that at the time any such Investment is made pursuant to this clause (18), the aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of such Investment, when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, does not to exceed the greater of (x) $75.0 million and (y) 2.0% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Permitted Joint Venture that is not a Restricted Subsidiary at the time of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for as long as such Person continues to be a Restricted Subsidiary; and

(19) other Investments in any Person; provided that at the time any such Investment is made pursuant to this clause (19), the aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of such Investment, when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, does not exceed the greater of (x) $150.0 million and (y) 3.5% of Consolidated Total Assets.

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venturer; provided, however, that (a) the joint venture is engaged solely in a Permitted Business and (b) under the governing documents of the joint venture or an agreement with the other parties to the joint venture, the Company or a Restricted Subsidiary is entitled to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise.

“Permitted Liens” means:

(1) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted to be incurred pursuant to Section 4.10(b)(i) hereof;

(2) Liens in favor of the Company or any of the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided, that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10(b)(iv) or Section 4.10(b)(xviii) hereof, covering only the assets acquired with or financed by such Indebtedness (and improvements or accessions thereto and proceeds thereof);

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as Liens in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, in each case, incurred in the ordinary course of business;

(10) Liens securing Hedging Obligations;

(11) survey title exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(12) Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under Section 4.10 hereof; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property and proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

(15) Liens incurred to secure cash management and similar services in the ordinary course of business;

(16) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(17) Liens imposed pursuant to licenses, sublicenses, leases and subleases that do not materially interfere with the ordinary conduct of the Company or any of its Restricted Subsidiaries;

(18) customary restrictions on, or options, contracts or other agreements for, transfers of assets contained in agreements related to any sale of assets pending such sale; provided that such restrictions apply only to the assets to be sold and such sale is otherwise permitted by this Indenture;

(19) Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings;

(20) Liens arising from Uniform Commercial Code financing statements regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(21) Liens to secure Indebtedness permitted to be incurred pursuant to Section 4.10 hereof; provided that after giving pro forma effect to such incurrence, the Secured Leverage Ratio would be no greater than 2.5 to 1.0;

(22) Liens on assets of Foreign Subsidiaries or Restricted Subsidiaries that are not Guarantors securing Indebtedness incurred by such Foreign Subsidiary or Restricted Subsidiary that is not a Guarantor pursuant to Section 4.10(b)(xvi) hereof;

(23) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations incurred pursuant to Section 4.10(b)(xix) hereof; and

(24) Liens on assets of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25.0 million at any one time outstanding.

For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof; (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may classify or reclassify such item of Permitted Liens (or any portion thereof) in a manner that complies with the definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above classes.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Indebtedness of the Company or a Guarantor, such Permitted Refinancing Indebtedness is also incurred by the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Exchange” has the meaning set forth in the Registration Rights Agreement.

“Private Exchange Notes” means the Notes issued in the Private Exchange pursuant to Section 2.6(f) hereof.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, the reductions in costs and other operating improvements or operating synergies with respect to an acquisition, including pursuant to a merger or consolidation, that are reasonably identifiable, factually supportable, reasonably attributable to the action specified and reasonably anticipated to result from such actions; provided that the relevant actions have been taken or initiated and the benefits resulting therefrom are anticipated to be realized within 12 months of the date of such acquisition, as if all such reductions in costs and other operating improvements or operating synergies had been effected as of the beginning of such period, decreased by any recurring incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs. Pro Forma Cost Savings described in the preceding sentence shall be calculated in good faith by a responsible financial or accounting officer of the Company.

“Rating Agencies” means Moody’s and S&P and, if Moody’s or S&P shall cease to rate the Notes for reasons outside the control of the Company, a Substitute Rating Agency.

“Rating Event” means the rating on the Notes is lowered by both of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public disclosure by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors from time to time party thereto and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time; and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company or to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Regulation S Global Note” means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Release Deadline” means 5:00 p.m. (New York City time) on May 7, 2014.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note that bears the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor to such rule.

“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such rule.

“Rule 144A Global Note” means a Global Note in substantially the form of Exhibit A hereto that bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Santarus, Inc.” means Santarus, Inc., a Delaware corporation.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness that is secured by a Lien on assets of the Company or its Restricted Subsidiaries.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) consolidated Secured Indebtedness of the Company and its Restricted Subsidiaries on such date of determination to (2) Consolidated Cash Flow of the Company for the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of determination, in each case with pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor thereto.

“Senior Indebtedness” means Indebtedness that is not contractually subordinated to the Notes and the Note Guarantees, as the case may be.

“Shelf Registration” means the Shelf Registration as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Special Mandatory Redemption Date” means the fifth Business Day following the occurrence of the Escrow Termination Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness that is contractually subordinated in right of payment to the Notes or to any of the Note Guarantees, as the case may be.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Substitute Rating Agency” means a security rating agency selected by the Company other than Moody’s or S&P that is nationally recognized in the United States of America.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Indebtedness” means (1) the Credit Agreement, (2) the Convertible Senior Notes and (3) any other Indebtedness of the Company or any Restricted Subsidiary of the Company represented by bonds, debentures, notes or other securities, in each case that has an aggregate principal amount or committed amount of at least $50.0 million; provided that, in no case shall Triggering Indebtedness include Indebtedness incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries that is not a Foreign Subsidiary.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Certificated Note” means a Certificated Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.13 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.2 Other Definitions. The following terms are defined in the sections of this Indenture set forth below:

TERM	DEFINED IN SECTION
“Acceptable Commitment”	Section 4.14(b)
“Affiliate Transaction”	Section 4.13(a)
“Asset Sale Offer”	Section 4.14(c)
“Authentication Order”	Section 2.2
“Benefited Party”	Section 10.1(b)
“Calculation Date”	Fixed Charge Coverage Ratio Definition
“Change of Control Offer”	Section 4.15(b)
“Change of Control Payment Date”	Section 4.15(a)
“Change of Control Purchase Notice”	Section 4.15(c)
“Change of Control Purchase Price”	Section 4.15(a)
“Company Notice”	Section 4.15(b)
“Covenant Defeasance”	Section 8.3
“Depositary”	Section 2.3
“DTC”	Section 2.3
“Event of Default”	Section 6.1
“Excess Proceeds”	Section 4.14(c)
“Global Note Legend”	Section 2.6(g)(ii)
“incur”	Section 4.10(a)
“Legal Defeasance”	Section 8.2
“Offer Amount”	Section 3.12
“Offer Period”	Section 3.12
“Parity Indebtedness”	Section 3.12
“Paying Agent”	Section 2.3
“Payment Default”	Section 6.1(e)
“Permitted Debt”	Section 4.10(b)
“Private Placement Legend”	Section 2.6(g)(i)
“Purchase Date”	Section 3.12
“QIB”	Section 2.6(c)
“Registrar”	Section 2.3
“Restricted Payments”	Section 4.9(a)
“Special Mandatory Redemption”	Section 3.8

Section 1.3 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the indenture securities means the obligors or any other obligor on the Notes and the Note Guarantees.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) the masculine includes the feminine and the neuter;

(e) references to agreements and other instruments include subsequent amendments thereto;

(f) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(g) “will” shall be interpreted to express a command.

ARTICLE 2

THE SECURITIES

Section 2.1 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Guarantors from time to time party hereto and the Trustee, by its execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in certificated form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Notes for original issue in an initial aggregate principal amount of $750.0 million (including, for the avoidance of doubt, Exchange Notes and Private Exchange Notes to be issued by the Company in exchange for a like principal amount of Notes issued on the Issue Date) and (ii) subject to compliance with Section 4.10 hereof, one or more series of Additional Notes in an unlimited amount, in each case, upon a written order of the Company signed by one Officer (an “Authentication Order”), which Authentication Order shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.10 hereof, and shall include such additional certificates or opinions required by Section 11.4 of this Indenture. In addition, each Authentication Order shall specify the amount of Notes or Additional Notes to be authenticated, the date on which such Notes or Additional Notes are to be authenticated, and shall further specify the amount of such Notes or Additional Notes to be issued as Global Notes or Certificated Notes. All Notes (including Additional Notes) issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes (including Additional Notes) shall have the right to vote or consent as a separate class on any matter.

The Trustee shall act as the initial authenticating agent. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.3 Registrar and Paying Agent. The Company will maintain or cause to be maintained an office or agency in the City of New York where Notes may be (a) presented or surrendered for registration of transfer or for exchange (a “Registrar”) and (b) presented or surrendered for payment (a “Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange.

The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company, New York, New York (“DTC”), to act as depositary with respect to the Global Notes (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”).

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Notes and the Trustee hereby agrees to such appointment.

Section 2.4 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest, premium, if any, or Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.5 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if:

(i) DTC (a) notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary;

(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with clause (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in clause (i) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

(A) such exchange is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraphs (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a qualified institutional buyer as defined in Rule 144A (a “QIB”) in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(i) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Certificated Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the AI Global Note.

(ii) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee will cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to Section 2.6(d)(ii)(B) or (ii)(D) above or this Section 2.6(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer; Private Exchange. (x) Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(ii) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

(y) Upon the occurrence of the Private Exchange in accordance with the Registration Rights Agreement, the Company will issue, if necessary, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(i) one or more Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Private Exchange by Persons that certify that the Notes being exchanged have the status of an unsold allotment in the initial distribution of the Notes; and

(ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Private Exchange by Persons that certify that the Notes being exchanged have the status of an unsold allotment in the initial distribution of the Notes, which, in each case, shall bear such legends and/or notations as the Company and the Trustee reasonably deem appropriate.

(z) Concurrently with the issuance of such Exchange Notes and/or Private Exchange Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount. Certificated Notes exchanged for Exchange Notes and/or Private Exchange Notes will be canceled by the Trustee.

(g) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “Private Placement Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) (with respect to Exchange Notes) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form (the “Global Note Legend”):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased, exchanged or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(ii) No service charge will be payable by a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.6, Section 4.14, Section 4.15 and Section 9.6 hereof).

(iii) The Registrar will not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic distribution (with the originals to be delivered promptly to the Registrar).

Section 2.7 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.

If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.7(a) hereof.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a “protected purchaser” (as defined in the Uniform Commercial Code as in effect for the State of New York).

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue on such principal amount.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, vote or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver, vote or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). The Trustee shall promptly deliver to the Company written certification of the destruction of all canceled Notes. The Company shall not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.1 Right to Redeem. The Company may not redeem the Notes if it has failed to pay any interest or premium on the Notes and its failure to pay is continuing.

If the Company elects to redeem the Notes, it shall notify the Trustee at least 45 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date, the aggregate principal amount of the Notes to be redeemed and the Section of this Indenture pursuant to which the Notes are being redeemed.

Section 3.2 Selection of Notes to Be Redeemed or Purchased. If less than all of the outstanding Notes are to be redeemed or purchased in an Asset Sale Offer at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis unless otherwise required by law or applicable stock exchange requirements, or by such method as is consistent with applicable procedures of the Depositary.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portion of Notes selected for redemption or purchase will be in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.

Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail, or shall cause to be mailed, a notice of redemption by first-class mail (or otherwise transmitted in accordance with applicable procedures of the Depositary), postage prepaid, to each Holder to be redeemed at its registered address; provided that (a) notice of a Special Mandatory Redemption shall be transmitted in accordance with applicable procedures of the Depositary on the Business Day following the Escrow Termination Date and (b) redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Section 8.2 or Section 8.3 hereof or the satisfaction and discharge of this Indenture pursuant to Section 8.1 hereof.

The notice shall identify the Notes to be redeemed and shall state:

•	the aggregate principal amount of the Notes to be redeemed;

•	the redemption date (which shall be a Business Day);

•	the redemption price;

•	the name and address of the Paying Agent;

•	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

•	if fewer than all the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

•	that, unless the Company defaults in the deposit of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

•	the Section of this Indenture pursuant to which the Notes are being redeemed; and

•	the CUSIP numbers of the Notes.

If any of the Notes are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the redemption of the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which shall be determined by the Company. A notice of redemption may not be conditional.

Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.5 Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price and accrued interest, premium, if any, and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The manner in which the deposit required by this section is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or Paying Agent shall have immediately available funds on the redemption or purchase date.

Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note in an authorized denomination equal in principal amount to, and in exchange for, the unredeemed portion of the Note surrendered.

Section 3.7 Optional Redemption. (a) At any time prior to January 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company; provided that

(i) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries), remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) On or after January 15, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice to each Holder to be redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on January 15 of the years indicated below, subject to the rights of Holders on a record date to receive interest on the applicable interest payment date preceding the redemption date:

Year	Percentage
2017	104.50%
2018	103.00%
2019	101.50%
2020 and thereafter	100.00%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c) In addition, at any time prior to January 15, 2017, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each Holder to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of the Holder on a record date to receive interest due on the applicable interest payment date preceding the redemption date.

(d) Except for the provisions in Section 3.7(a) and Section 3.7(c) hereof, the Notes will not be redeemable at the Company’s option prior to January 15, 2017.

(e) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through Section 3.6 hereof.

(f) In connection with any redemption under this Section 3.7, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that all conditions precedent in this Indenture to the redemption have been satisfied.

Section 3.8 Mandatory Redemption; Sinking Fund.

(a) Except as set forth in this Section 3.8, the Company is not required to make mandatory redemption in respect of the Notes. The Company is not required to make any sinking fund payments in respect of the Notes.

(b) On the Special Mandatory Redemption Date (if any), the Company shall redeem (a “Special Mandatory Redemption”) all of the Notes at a redemption price equal to 100% of the gross proceeds of the Notes, plus accrued and unpaid interest from, and including, the Issue Date to, but excluding, the Special Mandatory Redemption Date, and, if the Notes are issued with original issue discount, the amount of the amortization of such original issue discount from, and including, the Issue Date to, but excluding, the Special Mandatory Redemption Date. The Trustee will release to the Company any Escrowed Property (as defined in the Escrow Agreement) remaining after consummation of the Special Mandatory Redemption and payment of all applicable fees and expenses.

Section 3.9 Notes Purchased in Part. Any Note that is to be tendered only in part shall be surrendered at the office of a Paying Agent, and promptly after the payment date the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.10 Compliance with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under Section 3.12 or Section 4.15 hereof, the Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 3 or Section 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article 3 or Section 4.15 hereof by virtue of such compliance.

Section 3.11 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.15 hereof exceeds the aggregate Change of Control Purchase Price (including interest thereon) of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Payment Date, and upon request, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.12 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.14 hereof, the Company is required to commence an Asset Sale Offer (as defined herein), it shall follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Parity Indebtedness”). The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds as calculated pursuant to Section 4.14 hereof (the “Offer Amount”) to the purchase of Notes and such other Parity Indebtedness (on a pro rata basis, if applicable) or, if the aggregate purchase price for the Notes and Parity Indebtedness tendered into such Asset Sale Offer is less than the Offer Amount, all Notes and other Parity Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail (or otherwise transmit in accordance with the applicable procedures of the Depositary), a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.12 and Section 4.14 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000, or integral multiples of $1,000 in excess thereof, only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate purchase price for the Notes and Parity Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and Parity Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such Parity Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Notes.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.12. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.12, any purchase pursuant to this Section 3.12 shall be made pursuant to the provisions of Section 3.2 and Section 3.5 hereof.

ARTICLE 4

COVENANTS

Section 4.1 Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, interest, premium, if any, and Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Accrued and unpaid interest and Additional Interest, if any, on any Note that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Note is registered at the close of business on the record date for such interest at the office or agency of the Company maintained for such purpose. The Company will pay all Additional Interest, if any, in the same manner as set forth in this Section 4.1 on the dates and in the amounts set forth in the Registration Agreement.

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes at least five Business Days prior to the payment date or, if no such account is specified, by mailing a check to each such Holder’s registered address.

Section 4.2 Maintenance of Office or Agency. (a) The Company shall maintain in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar or Paying Agent) where Notes may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the office of the Trustee set forth in Section 2.3 hereof as one such office or agency of the Company.

Section 4.3 Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders and the Trustee within the time periods specified in the SEC’s rules and regulations:

(i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.3(a) will include information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries of the Company.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation under this Section 4.3(a).

All such reports shall be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

(b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.3(a) hereof with the SEC within the time periods specified above unless the SEC will not accept such filings. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall make publicly available the reports referred to in Section 4.3(a) hereof on its website (and deliver them to the Trustee) within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) For so long as any Notes remain outstanding, the Company shall use its commercially reasonable efforts to hold and participate in quarterly conference calls with the Holders, Beneficial Owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than ten Business Days after distribution of such financial information.

(d) For so long as any Notes remain outstanding, the Company shall furnish to the Holders, Beneficial Owners of the Notes and bona fide prospective investors, upon their request, the reports required by Section 4.3(a) and Section 4.3(b) hereof and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(f) Notwithstanding any provision of this Indenture to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required by this Section 4.3, the Company shall be deemed to have cured such Default with respect to the Notes for purposes of Section 6.1(d) hereof upon the filing or provision of all such information, documents and reports required by this Section 4.3 prior to the expiration of 60 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% of the principal amount of the Notes.

Section 4.4 Compliance Certificates.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.6 Maintenance of Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate existence of any Restricted Subsidiary if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders or (b) if a Restricted Subsidiary is to be dissolved, such Restricted Subsidiary has no assets.

Section 4.7 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.8 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal, interest, premium, if any, or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.9 Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest thereon on the Stated Maturity thereof or a payment of principal within one year of the Stated Maturity thereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date pursuant to this clause (3) and Section 4.9(b)(i) hereof, is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit);

(B) plus 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company);

(C) plus, to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment;

(D) plus, to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

(b) The preceding provisions shall not prohibit:

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.9(a) hereof;

(iii) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any calendar year (with unused amounts for any year being carried forward to the next succeeding year, but not to any subsequent year); provided, further, that aggregate amount that may be paid pursuant to this clause (v) shall be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any of its Restricted Subsidiaries;

(viii) within 60 days after the consummation of a Change of Control Offer with respect to a Change of Control Triggering Event as provided in Section 4.15 hereof (including the purchase of any Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of the Change of Control at a purchase or redemption price not to exceed 101% of the principal amount thereof, plus accrued and unpaid interest; provided, that at the time of any such purchase or redemption, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ix) within 60 days after the consummation of an Asset Sale Offer with respect to an Asset Sale as provided in Section 4.14 hereof (including the purchase of any Notes tendered), any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale at a purchase or redemption price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest thereon; provided, that at the time of any such purchase or redemption, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(x) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof;

(xi) any payments required in connection with a conversion of any Convertible Senior Notes in accordance with the terms of the Convertible Senior Notes Indentures;

(xii) any payments made in connection with any Permitted Bond Hedge Transaction; and

(xiii) other Restricted Payments in an aggregate amount not to exceed $62.5 million since the Issue Date.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Company) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.10 Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”), with respect to any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Subsection (a) of this Section 4.10 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder); provided, that immediately after giving effect to any such incurrence, the aggregate principal of Indebtedness incurred pursuant to this clause (i) and then outstanding does not exceed $1,350.0 million; provided, further, that the Company and any of its Restricted Subsidiaries may incur additional Secured Indebtedness under this clause (i) if, after giving pro forma effect to such incurrence (including pro forma effect to the application of the net proceeds therefrom), the Secured Leverage Ratio would be no greater than 2.50 to 1:00;

(ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date, the related Note Guarantees to be issued as promptly as practicable after the consummation of the Merger and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred to finance all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iv); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv) and then outstanding does not exceed the greater of (a) $75.0 million and (b) 2.0% of Consolidated Total Assets;

(v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.10(a) hereof or clauses (ii), (iii), (iv), (v), (xiv), (xv),(xvi) or (xix) of this Section 4.10(b);

(vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations so long as such Hedging Obligations are not incurred for speculative purposes;

(ix) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred under this Section 4.10; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds and completion guarantees in the ordinary course of business;

(xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days after notification to the Company thereof;

(xii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xiii) Indebtedness of the Company or any of its Restricted Subsidiaries that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, earn-outs and similar obligations in connection with acquisitions or dispositions of assets and/or businesses permitted under this Indenture;

(xiv) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary of the Company, or Indebtedness secured by a Lien on an asset prior to the acquisition of such asset by the Company or a Restricted Subsidiary of the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by the Company or a Restricted Subsidiary of the Company, or such asset was acquired by the Company or a Restricted Subsidiary of the Company); provided, however, that on the date that such Restricted Subsidiary or asset is acquired, the Company would have (A) been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof or (B) a Fixed Charge Coverage Ratio that is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, in each case calculated in accordance with Section 4.10(a) hereof and after giving effect to the incurrence of such Indebtedness pursuant to this clause (xiv);

(xv) Indebtedness of the Company or any of its Restricted Subsidiaries incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or any Restricted Subsidiary of the Company of property used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, that on the date of such incurrence the Company would have (A) been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof or (B) a Fixed Charge Coverage Ratio that is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, in each case calculated in accordance with Section 4.10(a) hereof and after giving effect to the incurrence of such Indebtedness pursuant to this clause (xv);

(xvi) the incurrence by Foreign Subsidiaries or Restricted Subsidiaries that are not Guarantors of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (xvi), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xvi); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (xvi) and then outstanding does not exceed the greater of (A) $75.0 million and (B) 2.0% of Consolidated Total Assets (in each case, or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency); and

(xvii) Indebtedness consisting of obligations under any Permitted Bond Hedge Transaction;

(xviii) Indebtedness represented by Capital Lease Obligations relating to the leasing of certain automobiles by the Company in the ordinary course of business;

(xix) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xix), not to exceed $62.5 million; and

(xx) to the extent constituting Indebtedness, deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Company and its Restricted Subsidiaries existing on the Issue Date or thereafter incurred in the ordinary course of business.

(c) The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xx) of Section 4.10(b) hereof, or is entitled to be incurred pursuant to subsection (a) of this Section 4.10, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10. Indebtedness under the Credit Agreement outstanding on the date on which the Merger is consummated will initially be deemed to have been incurred on such date under Section 4.10(b)(i) hereof. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date shall be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.11 Liens. The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions set forth in Section 4.12(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(ii) this Indenture, the Notes and the Note Guarantees;

(iii) an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.10 hereof if

(A) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company); or

(B) the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings at such time and shall not materially affect the Company’s ability to make payments of principal or interest on the Notes (in each case, as determined in good faith by the Company);

(iv) applicable law, rule, regulation or order;

(v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or such Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred under this Indenture;

(vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.12(a)(iii) hereof;

(vii) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) Liens permitted to be incurred under Section 4.11 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii) any encumbrance or restriction with respect to a Foreign Subsidiary entered into in the ordinary course of business or pursuant to the terms of Indebtedness that was incurred by such Foreign Subsidiary in compliance with the terms of this Indenture; and

(xiii) customary non-assignment provisions contained in leases, sub-leases, contracts, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in a manner consistent with customary practice for a pharmaceuticals company.

Section 4.13 Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(i) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.13(a) hereof:

(i) any employment agreement, incentive agreement, severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(ii) transactions between or among the Company and/or its Restricted Subsidiaries;

(iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv) payment of reasonable compensation and fees, reimbursement of expenses, and the provision of customary benefits or indemnities, to current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries who are not otherwise Affiliates of the Company;

(v) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(vi) Restricted Payments that do not violate Section 4.9 hereof and Permitted Investments;

(vii) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement to such agreement (so long as such agreement as amended, modified or replaced is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date);

(viii) loans or advances to officers, directors and employees in the ordinary course of business not to exceed $25.0 million in the aggregate at any one time outstanding;

(ix) transactions with a Permitted Joint Venture in which Company or any Restricted Subsidiary holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable, taken as a whole, to the Company or the Restricted Subsidiary participating in such joint venture than they are to other joint venture partners; and

(x) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of Section 4.13(a)(i) hereof.

Section 4.14 Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which the Company or such Restricted Subsidiary is released from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt, to the extent of the cash received in that conversion;

(C) any stock or assets of the kind referred to in clauses (ii) or (iv) of Section 4.14(b) hereof; and

(D) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale; provided that at the time of receipt of such Designated Non-cash Consideration, the aggregate Fair Market Value of all Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), less the amount of Net Proceeds previously realized in cash or Cash Equivalents from the sale of previously received Designated Non-cash Consideration is less than the greater of (x) $65.0 million and (y) 1.5% of Consolidated Total Assets.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

(i) to (A) repay, redeem or repurchase Secured Indebtedness of the Company or any of its Restricted Subsidiaries, (B) repay, redeem or repurchase Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor or (C) to repay, redeem or repurchase Senior Indebtedness of the Company or any Guarantor that is not secured by a Lien, in each case other than Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that in the case of clause (C) above, the Company (I) ratably reduces Obligations under the Notes pursuant to a redemption in accordance with the Section 3.7 hereof or open market purchases (provided that the amount paid with respect to principal in such purchases is at or above 100% of the principal amount thereof) or (II) makes an offer (in accordance with Section 3.12 hereof and this Section 4.14) to all Holders to repurchase a ratable principal amount of the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase);

(ii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(iii) to make a capital expenditure; or

(iv) to acquire other assets that are not classified as current assets under GAAP (including the in-license of a product or compound) and that are used or useful in a Permitted Business,

provided that, in the case of clauses (ii), (iii) and (iv) above, a commitment to acquire assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire such other assets made pursuant to a definitive binding agreement that is executed within such 365 day period shall be treated as a permitted application of the Net Proceeds so long as such acquisition or expenditure is consummated within 180 days of the end of such 365 day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this Section 4.14, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.14(b) hereof shall constitute “Excess Proceeds.” Within 20 Business Days after the aggregate amount of Excess Proceeds exceeds the greater of (i) $50.0 million and (ii) 1.0% of Consolidated Total Assets (provided that whether the amount of Excess Proceeds exceeds such percentage of Consolidated Total Assets shall be determined from time to time only when Net Proceeds from Asset Sales are deemed Excess Proceeds pursuant to the previous sentence), the Company shall make an offer (an “Asset Sale Offer”) to all Holders and all holders of Parity Indebtedness to purchase the maximum principal amount of Notes and such other Parity Indebtedness that may be purchased with the Excess Proceeds at the price set forth below. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or, with respect to such other Parity Indebtedness, such lesser amount as may be provided by the terms of such other Parity Indebtedness) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price for the Notes and other Parity Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.15 Purchase of Notes at Option of the Holder Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, the Company will make an offer (a “Change of Control Offer”) to all Holders to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the Change of Control Payment Date (as defined below) (such price, the “Change of Control Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 4.15(c) hereof and subject to the rights of Holders on the relevant record date to receive interest due on the interest payment date preceding the Change of Control Payment Date. Payments for any Notes so purchased shall be made in the same manner as interest payments are made.

(b) On or prior to the 30th day following any Change of Control Triggering Event, the Company will send by first-class mail (or otherwise transmit in accordance with applicable procedures of the Depositary) a notice (a “Company Notice”) to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted, pursuant to the procedures required by this Indenture and described in such Company Notice and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such Company Notice is mailed (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the Company Notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to denominations of $2,000, or integral multiples of $1,000 in excess thereof.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of the Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.15.

(e) The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption for all outstanding Notes has been given pursuant to Section 3.1 or Section 3.7 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) after giving effect to such Change of Control Triggering Event, (i) no Default or Event of Default has occurred and is continuing and (ii) on the 30th day following the Change of Control Triggering Event, the Notes have received an Investment Grade Rating from both Rating Agencies.

Section 4.16 Note Guarantees; Additional Guarantors. As promptly as practicable after the consummation of the Merger, the Company shall cause each of its Subsidiaries that at such time is or becomes a guarantor or obligor in respect of any Triggering Indebtedness to, and after consummation of the Merger, if any Subsidiary of the Company that is not a Guarantor becomes a guarantor or obligor in respect of any Triggering Indebtedness, the Company shall within ten Business Days thereof cause such Subsidiary to, (a) execute and deliver to the Trustee a supplemental indenture substantially in the form attached hereto as Exhibit D, pursuant to which such Subsidiary will Guarantee the Notes and a joinder to any Registration Rights Agreement then in effect in the form attached thereto pursuant to which such Subsidiary will become party to such Registration Rights Agreement and (b) deliver to the trustee an Opinion of Counsel that such supplemental indenture and joinder, if applicable, above have been duly authorized, executed and delivered and constitute legally valid and binding and enforceable obligations (subject to customary qualifications and exceptions). Thereafter, such Subsidiary shall be a Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.9 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or an Event of Default.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with this Section 4.17 and was permitted under Section 4.9 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10 hereof the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.10 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18 Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.19 Changes in Covenants When Notes Rated Investment Grade. If on any date following the Issue Date, (a) the Notes are assigned an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default shall have occurred and be continuing, the Company and its Restricted Subsidiaries shall not subject to the following provisions hereof regardless of whether the Notes cease to be rated or any subsequent changes in the ratings assigned to the Notes: Section 4.9, Section 4.10, Section 4.12, Section 4.13, Section 4.14 and Section 4.17 and Section 5.1(a)(iv).

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.1 Merger, Consolidation or Sale of Assets. (a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity) or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (x) the Company is the surviving entity; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof or (b) have a Fixed Charge Coverage Ratio that is greater than such Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction.

(b) Notwithstanding the foregoing, Section 5.1 hereof shall not apply to: (i) a merger of the Company with an Affiliate solely for purposes of reincorporating the Company in another jurisdiction, or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.1 Events of Default. Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c) failure by the Company or any of its Restricted Subsidiaries

(i) to comply with any of the provisions of Section 3.12, Section 4.9, Section 4.10, Section 4.14 or Section 4.15 of this Indenture, which failure remains uncured for 30 days; or

(ii) to comply with the provisions described in Section 3.8 or Section 5.1 of this Indenture;

(d) subject to Section 4.3(f) hereof, failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture (other than a failure that is the subject of clauses (a), (b) or (c) above);

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i) is caused by a failure to pay principal and accrued and unpaid interest thereon at its final Stated Maturity prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its final Stated Maturity, which acceleration has not been rescinded or such Indebtedness has not been repaid in full within 20 days of such acceleration, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(f) failure by the Company or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) any Note Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Guarantor that is a Significant Subsidiary denies or disaffirms such Guarantor’s obligations under this Indenture or any Note Guarantee;

(h) the Company fails to make the Escrow Contribution in the amount or at the time required by the Escrow Agreement or on or prior to the Escrow Termination Date, the Escrow Agreement ceases, for any reason, to be in full force and effect, any Lien created by the Escrow Agreement is invalidated or ceases to be enforceable and of the same effect and priority purported to be created thereby or the existence, perfection or priority of any Lien created by the Escrow Agreement is otherwise materially impaired for any reason;

(i) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding,

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding,

(ii) appoints a Custodian of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

(iii) orders the liquidation of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and in each case the order or decree described in this clause (j) remains unstayed and in effect for 60 consecutive days.

Section 6.2 Acceleration If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.1 hereof with respect to the Company) with respect to the Notes occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 6.1 hereof with respect to the Company occurs, all unpaid principal (including, without limitation, any premium, if any), and accrued interest and Additional Interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal interest, premium, if any, and Additional Interest, if any, on the Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Defaults and Events of Default. Subject to Section 6.7 and Section 9.1 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences with respect to the Notes, except a Default or Event of Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Notes when due or any Default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 9.1 hereof, cannot be modified or amended without the consent of the Holder of each Note affected. When a Default or Event of Default is waived, it is cured and ceases.

Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee or exercising any trust or power conferred on it with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6 Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes (except actions for payment of overdue principal, premium, if any, or interest or Additional Interest, if any) unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, or interest or Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note and this Indenture and to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default in the payment of principal or interest or Additional Interest, if any, specified in clause (a) or (b) of Section 6.1 hereof occurs and is continuing with respect to the Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount of principal and accrued interest or Additional Interest, if any, remaining unpaid, together with such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 7.7 hereof;

Second, to Holders for amounts due and unpaid on the Notes for principal and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest or Additional Interest, if any, respectively; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(ii) in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except (subject to the TIA) that:

(i) this paragraph does not limit the effect of subsection (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received reasonably satisfactory indemnity against potential costs and liabilities incurred by it relating thereto.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 Rights of Trustee. Subject to Section 7.1 hereof:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel (or both), which shall conform to Section 11.4(b) hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent that is not affiliated with the Trustee and appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 7.10 and Section 7.11 hereof.

Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.5 Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known by the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in payment of the principal, interest, premium, if any, or Additional Interest, if any, on any Note.

Section 7.6 Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each December 15, beginning with the December 15 following the Issue Date, the Trustee shall mail to each Holder a brief report dated as of such December 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee whenever the Notes become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Notes are listed or admitted to trading and of any delisting thereof.

Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction in a final non-appealable judgment.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal, interest, premium, if any, or Additional Interest, if any, on the Notes. The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 6.1 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law to the extent permitted by law. The provisions of this Section shall survive the termination of this Indenture.

Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a Custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after such acceptance, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 7.10 hereof. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 7.10 Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $100,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Company The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(a) either

(i) all Notes that have been authenticated (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.5 hereof) have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or transmitting of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing with respect to the Notes on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Liens in connection therewith) and the deposit will not result in a breach or violation of or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder;

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 hereof shall survive and, if cash, Government Securities or a combination thereof shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 4.2, Section 4.3 and Section 7.8, this Article 8 and Section 11.5 hereof, shall survive until the Notes have been paid in full.

Section 8.2 Legal Defeasance. The Company and the Guarantors shall be deemed to have paid and will be discharged from any and all obligations in respect of this Indenture and the Notes and the related Note Guarantees on the date of the deposit referred to in clause (a) of this Section 8.2, and the provisions of this Indenture shall no longer be in effect with respect to the Notes (“Legal Defeasance”), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Additional Interest, if any, and interest on the Notes when such payments are due from the trust fund described in clause (a) below, (ii) the Company’s obligations with respect to the Notes under Article 2 and Section 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, Section 7.7 hereof and the Company’s and the Guarantors’ obligations in connection therewith; and (iv) this Section 8.2 and Section 8.3 hereof. Subject to compliance with this Section 8.2, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof. The following conditions shall apply to Legal Defeasance:

(a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(d) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiary is bound;

(e) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(f) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been satisfied.

Upon the occurrence of a Legal Defeasance, the Trustee shall send written notice of such Legal Defeasance to the Company.

Section 8.3 Covenant Defeasance. The Company and the Guarantors may omit to comply with any term, provision or condition set forth in Section 5.1(a)(iv) hereof, and the Company may omit to comply with any term, provision or condition set forth in Section 4.3 and Section 4.9 through Section 4.18 hereof and any breach of clauses (c), (d), (e), or (f), or with respect to Significant Subsidiaries only, clauses (i) or (j) under Section 6.1 hereof shall be deemed not to be an Event of Default (“Covenant Defeasance”), if in each case with respect to the outstanding Notes:

(a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(d) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(e) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(f) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been satisfied.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal, interest, premium, if any, or Additional Interest, if any, on the Notes when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

Upon the occurrence of a Covenant Defeasance, the Trustee shall send written notice of such Covenant Defeasance to the Company.

Section 8.4 Application of Trust Money. Subject to the provisions of Section 8.5 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.1, Section 8.2 or Section 8.3 hereof and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal, interest, premium, if any, and Additional Interest, if any, on such Notes.

Section 8.5 Repayment to the Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 8.1, Section 8.2 or Section 8.3 hereof and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest, premium, if any, or Additional Interest, if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.5 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, Section 8.2 or Section 8.3 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.5 hereof; provided, however, that if the Company has made any payment of the principal of or interest, premium, if any, or Additional Interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money or Government Securities held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 Without Consent of Holders. Notwithstanding Section 9.2 hereof, without the consent of any Holder, the Company, the Guarantors from time to time party hereto and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for Certificated Notes in addition to or in place of uncertificated Notes;

(c) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision hereof;

(g) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or

(h) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of this Indenture.

Section 9.2 With Consent of Holders. Except as provided in Section 9.1 hereof, this Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 3.12, Section 4.14 or Section 4.15 hereof);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(g) waive a redemption payment with respect to any Note (other than a payment required by Section 3.12, Section 4.14 or Section 4.15 hereof);

(h) make any change to the definition of Escrow Termination Date, any material change to the other provisions of the Escrow Agreement or any change to the provisions of Section 3.8 hereof;

(i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as provided in Section 10.5 hereof; or

(j) make any change in the preceding amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3 Notice of Amendment, Supplement or Waiver. After an amendment, supplement or waiver under Section 9.1 or Section 9.2 hereof becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.5 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 9.2 hereof. In that case the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.6 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.7 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and all conditions precedent in this Indenture to such execution have been satisfied.

Section 9.8 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

NOTE GUARANTEES

Section 10.1 Note Guarantees. (a) Each of the Guarantors from time to time party hereto, jointly and severally, hereby unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder that: (i) the due and punctual payment of principal of and interest, premium, if any, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest, premium, if any, and Additional Interest, if any, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or any Note shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.2 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor shall agree that this is a Guarantee of payment and not a Guarantee of collection.

(b) Each of the Guarantors hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the obligations hereunder (including this Note Guarantee) or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations hereunder (including this Note Guarantee) or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations hereunder (including this Note Guarantee); (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations hereunder (including this Note Guarantee), except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder and under its Note Guarantee, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder and under its Note Guarantee or the enforcement hereof and thereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations hereunder (including this Note Guarantee) or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 10.5 hereof, each Guarantor agrees that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in this Indenture (including this Note Guarantee).

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid to either the Trustee or such Holder, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of any such Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Guarantee.

Section 10.2 Execution and Delivery of Note Guarantees. Each Guarantor hereby agrees that its execution and delivery of any supplemental indenture substantially in the form attached as Exhibit D hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Note Guarantee set forth in this Article 10 without the need for any further notation on the Notes. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an officer or Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Notes, the Note Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 10.3 Limitation on Guarantor Liability. Each Guarantor confirms, and by its acceptance of Notes, each Holder hereby confirms, that it is the intention of all such parties that any Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Guarantors irrevocably agree, that the obligations of such Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.4 Merger and Consolidation of Guarantors. Except as otherwise provided in Section 10.5 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to the transaction, no Default or Event of Default exists; and

(b) either:

(i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; or

(ii) the Net Proceeds of such sale or other disposition are applied in accordance with (and to the extent required by) the applicable provisions of this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (b)(i) and (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.5 Release. (a) The Note Guarantee of a Guarantor will be released (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.14 hereof; (ii) in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.14 hereof and the Guarantor ceases to be a Subsidiary of the Company as a result of such sale or other disposition; (iii) if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.16 hereof; (iv) upon the liquidation or dissolution of that Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; (v) upon Legal Defeasance or satisfaction and discharge under Section 8.1 hereof or Section 8.2 hereof, respectively or (vi) upon the repayment in full of all applicable Triggering Indebtedness with respect to which such Guarantor is a guarantor or obligor or upon the release of such Guarantor’s guarantee or obligations under all applicable Triggering Indebtedness.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale, disposition, designation, liquidation, dissolution, defeasance, satisfaction and discharge or repayment was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest, premium, if any, and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.2 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Salix Pharmaceuticals, Ltd.
8510 Colonnade Center Drive
Raleigh, North Carolina 27615
Attention:	Adam C. Derbyshire
Phone:	(919) 862-1025
Fax:	(919) 862-1095

With a copy to:

Covington & Burling LLP
1201 Pennsylvania Avenue, NW
Washington, District of Columbia 20004-2401
Attention:	Kerry Shannon Burke, Esq.
Phone:	(202) 662-5297
Fax:	(202) 778-5297

If to the Trustee, to:

U.S. Bank National Association
Global Corporate Trust Services
214 N. Tryon Street, 27th Floor
Charlotte, North Carolina 28202
Attention:	Katherine Esber, Vice President
Phone:	(704) 335-4655
Fax:	(704) 335-4676

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time unless the substance of such notice shall have been previously furnished in writing to the Trustee and each Agent.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, provided that such loss, cost or expenses did not arise from the gross negligence, willful misconduct or bad faith of the Trustee. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

Section 11.3 Communications by Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.4 Certificate and Opinion of Counsel as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been satisfied.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.5 Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 8.1, 8.2 or 8.3 hereof, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 9.4 hereof, if a record date is fixed, those persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 11.6 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar or Paying Agent may make reasonable rules for its functions.

Section 11.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

(b) The Company and Guarantors irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

(c) EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.8 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.9 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.10 Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.12 Separability. In case any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 Calculations in Respect of the Notes. The Company and its agents shall make all calculations under this Indenture and the Notes in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder.

Section 11.15 Payment or Record Date Not a Business Day. If a payment date, including any redemption date, Purchase Date, Change of Control Payment Date and Final Maturity Date, is a day which is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period on such payment. If an interest record date is a day which is not a Business Day, the record date shall not be affected.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first above written.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary

Salix - Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Katherine Esber
Name:	Katherine Esber
Title:	Vice President

Salix - Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Legend, if applicable pursuant to the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the Indenture]

SALIX PHARMACEUTICALS, LTD.

6.00% SENIOR NOTES DUE 2021

CUSIP:	No.

Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to                      or its registered assigns, the principal sum of                      Dollars ($        ) on January 15, 2021 [or such other amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]1 and to pay interest thereon as provided on the other side of this Note.

Interest Payment Dates: January 15 and July 15, beginning                     .

Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Include only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SALIX PHARMACEUTICALS, LTD.

By:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture for the 6.00% Senior Notes due 2021

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF SECURITY]

SALIX PHARMACEUTICALS, LTD.

6.00% SENIOR NOTES DUE 2021

1.	PRINCIPAL

The Company shall pay the principal of this Note on January 15, 2021.

2.	INTEREST

The Company shall pay interest on this Note semiannually in arrears on January 15 and July 15, each an “interest payment date,” of each year, commencing on                     , at the rate per annum specified in the title of this Note. Interest shall accrue from and including                      or else the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on January 1 or July 1 preceding such interest payment date (the “Record Date”) except as provided in the Indenture. Payment of the principal, interest, premium, if any, or Additional Interest, if any, on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

3.	METHOD OF PAYMENT

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in this Notes and the Indenture. An installment of principal, interest, premium, if any, and Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Accrued and unpaid interest and Additional Interest, if any, on any Note that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Note is registered at the close of business on the record date for such interest at the office or agency of the Company maintained for such purpose. The Company will pay all Additional Interest, if any, in the same manner as set forth in Section 4.1 of the Indenture on the dates and in the amounts set forth in the Registration Agreement.

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes at least five Business Days prior to the payment date or, if no such account is specified, by mailing a check to each such Holder’s registered address.

4.	INDENTURE; LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 6.00% Senior Notes due 2021 (the “Notes”), issued under an Indenture dated as of December 27, 2013 (together with any supplemental indentures thereto, the “Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee.

The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended from time to time (the “TIA”). This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and the TIA for a statement of all such terms. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

The Company shall be entitled to issue Additional Notes pursuant to Section 2.1 of the Indenture and subject to compliance with the other provisions thereof, including Section 4.9 thereof.

The Notes are general unsecured obligations of the Company. The Notes are guaranteed as set forth in the Indenture.

5.	OPTIONAL REDEMPTION; MANDATORY REDEMPTION

(a) Optional Redemption. On or after January 15, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice to each Holder to be redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on January 15 of the years indicated below, subject to the rights of Holders on a record date to receive interest on the applicable interest payment date preceding the redemption date:

Year	Percentage
2017	104.50%
2018	103.00%
2019	101.50%
2020 and thereafter	100.00%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to January 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company; provided that (i) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries), remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

In addition, at any time prior to January 15, 2017, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each Holder to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of the Holder on a record date to receive interest due on the applicable interest payment date preceding the redemption date.

(b) Mandatory Redemption. On the Special Mandatory Redemption Date (if any), the Company shall redeem all of the Notes at a redemption price equal to 100% of the gross proceeds of the Notes, plus accrued and unpaid interest from, and including, the Issue Date to, but excluding, the Special Mandatory Redemption Date, and, if the Notes are issued with original issue discount, the amount of the amortization of such original issue discount from, and including, the Issue Date to, but excluding, the Special Mandatory Redemption Date.

The Trustee will release to the Company any Escrowed Property (as defined in the Escrow Agreement) remaining after consummation of the Special Mandatory Redemption and payment of all applicable fees and expenses.

(c) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail, or shall cause to be mailed, a notice of redemption by first-class mail (or otherwise transmitted in accordance with applicable procedures of DTC), postage prepaid, to each Holder to be redeemed at its registered address; provided that (a) notice of a Special Mandatory Redemption shall be transmitted in accordance with applicable procedures of DTC on the Business Day following the Escrow Termination Date and (b) redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Section 8.2 or Section 8.3 of the Indenture or the satisfaction and discharge of the Indenture pursuant to Section 8.1 thereof.

6.	PURCHASE OF NOTES AT OPTION OF HOLDER

If there is a Change of Control Triggering Event, the Company shall be required to make an offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. On or prior to the 30th day following any Change of Control Triggering Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

If after the Company or a Restricted Subsidiary consummates any Asset Sale the aggregate amount of Excess Proceeds exceeds the greater of $50.0 million or 1.0% of Consolidated Total Assets, within 20 Business Days the Company will make an offer to all Holders and all holders of Parity Indebtedness to purchase the maximum principal amount of Notes and such other Parity Indebtedness that may be purchased with the Excess Proceeds at the price set forth below. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or, with respect to such other Parity Indebtedness, such lesser amount as may be provided by the terms of such other Parity Indebtedness) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate purchase price for the Notes and other Parity Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Indebtedness to be purchased on a pro rata basis.

7.	DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or any of its other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes canceled, except as provided in the Indenture.

8.	PERSONS DEEMED OWNERS

The Holder will be treated as the owner of the Note for all purposes.

9.	UNCLAIMED MONEY

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, interest, premium, if any, or Additional Interest, if any, remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the legal rights of any Holder.

11.	DEFAULTS AND REMEDIES

If an Event of Default (as defined in the Indenture) (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, interest, premium, if any, or Additional Interest, if any) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

12.	TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company as if it were not the Trustee.

13.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14.	AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

15.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

16.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Salix Pharmaceuticals, Ltd., 8510 Colonnade Center Drive, Raleigh, North Carolina 27615, Attention: Chief Financial Officer.

[17.	REGISTRATION RIGHTS AGREEMENT

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated December 27, 2013, by and among the Company, the Guarantors from time to time party thereto and the initial purchasers named therein (the “Registration Rights Agreement”). In certain circumstances specified in the Registration Rights Agreement, the Company shall pay liquidated damages in the form of Additional Interest.]2

[2]	Include only in the initial Notes issued on the Issue Date.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s Social Security or Taxpayer Identification Number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.12 or Section 4.15 of the Indenture, check the appropriate box below:

☐        Section 3.12                     ☐        Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING SUCH DECREASE DATE OF EXCHANGE (OR INCREASE)	AUTHORIZED SIGNATORY OF SECURITIES CUSTODIAN	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE

[3]	This schedule should be included only if the Security is a Global Security.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

U.S. Bank National Association

Global Corporate Trust Services

214 N. Tryon Street, 27th Floor

Charlotte, NC 28202

Re:	Salix Pharmaceuticals, Ltd. – 6.00% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of December 27, 2013 (the “Indenture”), among Salix Pharmaceuticals, Ltd., as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ¨ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States of America. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

2. ¨ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States of America and (x) at the time the buy order was originated, the Transferee was outside the United States of America or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States of America or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States of America, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

3. ¨ Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States of America, and accordingly the Transferor hereby further certifies that (check one):

(a) ¨ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ¨ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ¨ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ¨ such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Certificated Notes and in the Indenture and the Securities Act.

4. ¨ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) ¨ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ¨ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) ¨ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ¨ a beneficial interest in the:

(i) ¨ Rule 144A Global Note (CUSIP             ), or

(ii) ¨ Regulation S Global Note (CUSIP             ), or

(iii) ¨ AI Global Note (CUSIP             ); or

(b) ¨ a Restricted Certificated Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ¨ a beneficial interest in the:

(i) ¨ Rule 144A Global Note (CUSIP             ), or

(ii) ¨ Regulation S Global Note (CUSIP             ), or

(iii) ¨ AI Global Note (CUSIP             ); or

(iv) ¨ Unrestricted Global Note (CUSIP             ); or

(b) ¨ a Restricted Certificated Note; or

(c) ¨ an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

U.S. Bank National Association

Global Corporate Trust Services

214 N. Tryon Street, 27th Floor

Charlotte, NC 28202

Re:	Salix Pharmaceuticals, Ltd. – 6.00% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of December 27, 2013 (the “Indenture”), among Salix Pharmaceuticals, Ltd., as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States of America.

(b) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States of America.

(c) ¨ Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States of America.

C-1

(d) ¨ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States of America.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ¨ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ¨ Rule 144A Global Note, ¨ Regulation S Global Note, ¨ AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States of America. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20    , among                      (the “Guarantor”), a subsidiary of Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 27, 2013 (the “Indenture”), providing for the issuance of 6.00% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guarantor hereby agrees, on a joint and several basis, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the Guarantor had entered into the Indenture on the Issue Date and been named as “Guarantor” therein. The Guarantor agrees that such obligations include, without limitation, the obligation to provide such Guarantee pursuant to Article 10 of the Indenture and all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Indenture.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES OF AMERICA FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

4. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTOR]

By:
Name:
Title:

SALIX PHARMACEUTICALS, LTD.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT E

FORM OF CERTIFICATE FROM ACQUIRING ACCREDITED INVESTOR

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

Attention: Chief Financial Officer

Re:	Salix Pharmaceuticals, Ltd. – 6.00% Senior Notes due 2021

Dear Sirs:

Reference is hereby made to the Indenture, dated as of December 27, 2013 (the “Indenture”), among Salix Pharmaceuticals, Ltd., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, a banking corporation duly organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of: $         aggregate principal amount of 6.00% Senior Notes due 2021 (the “Notes”), we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any of its Subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) inside the United States of America to an “accredited investor” (as defined below) purchasing for its own account or for the account of another accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel reasonably acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Notes from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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4. We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “Accredited Investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

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